HERLEY PROPRIETARY

Amended  September 9, 2010

AMENDED AND RESTATED BY-LAWS
of
HERLEY INDUSTRIES, INC.
(A Delaware Corporation)

ARTICLE I
STOCKHOLDERS

Section 1.                      Place of Meetings.  Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2.                      Annual Meetings.  Annual meetings of stockholders shall be held on such date not earlier than September 1 nor later than March 1 of the subsequent year on such day and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting, the stockholders shall elect a Board of Directors by plurality vote; provided, however, in an uncontested election, any director nominee who receives more “withheld” votes than “for” votes in such election must immediately submit a resignation letter to the remaining directors upon certification of the stockholder vote, and the remaining directors shall, upon a process managed by the Nominating, Governance and Ethics Committee and excluding the director nominee in question, within 45 days of receiving such resignation letter, determine whether to accept such resignation. The Board of Director’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission. An election shall be considered contested if, as of the record date, there are more nominees for election than positions on the Board of Directors to be filled by election at the annual meeting. At the annual meeting, the stockholders shall conduct such other business as may be properly brought before the meeting. Any proposal to amend or repeal this section, which has not previously been approved by the Board of Directors, shall require the approval of the holders of a majority of the outstanding shares of the Company’s common stock.

Section 3.                      Special Meetings.  Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.

Section 4.                      Notice of Meetings.  Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called, and no other business shall be transacted thereat except as stated in such notice.

Section 5.                      Quorum; Adjournments of Meetings.  The holders of the issued and outstanding shares of the capital stock of the Company entitled to cast a majority of the votes entitled to be cast by the holders of all classes of capital stock of the Company entitled to vote generally in elections of directors, considered for this purpose as one class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the votes entitled to be cast by the holders of all classes of the Company’s capital stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Section 6.                      Voting.  At any meeting of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Company.  Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders at which a quorum is present shall be decided by a vote of a majority in interest of the stockholders of the Company present in person or by proxy at such meeting and voting thereon.

Section 7.                      Inspectors of Election.  The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

Section 8.                      Shareholder Proposals.  Notice of any proposal by a stockholder which the stockholder desires to submit for a vote at the Company’s annual meeting, other than with respect to the nomination of a candidate for election as a director, must be submitted to the Company’s Secretary at the Company’s registered address no later than 120 calendar days prior to the anniversary of the date of the Company’s proxy materials released to stockholders for the previous year’s annual meeting. The notice must include the name and residence address of the notifying stockholder, the number of shares of the Company owned by the notifying stockholder, and a description of the basis for the proposal. A proposal not submitted in the manner or within the time provided herein shall not be included on the agenda for the annual meeting and shall not be deemed to have been submitted on a timely basis. Stockholder proposals, for purposes of this Section 8, do not include stockholder nominations of candidates for director.  A stockholder intending to nominate a candidate for election as director must separately comply with the advance notice provision set forth in the Company’s Certificate of Incorporation in order for such nomination to be properly brought before the meeting.  The foregoing provision applies to all stockholder proposals regardless of whether the stockholder is seeking to have the proposal included in the company’s proxy statement pursuant to Rule 14a-8.

ARTICLE II
BOARD OF DIRECTORS

Section 1.                      General Powers.  Except as provided in the Certificate of Incorporation or these By-Laws, the affairs, business and property of the Company shall be managed and controlled by the Board of Directors.  The Board may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2.                      Number of Directors.  The number of directors of the Company shall not be less than three nor more than twelve, and may be changed from time to time by action of not less than a majority of the members of the Board then in office.  At least a majority of the Company’s directors shall be “Independent Directors” (as defined below).

Section 3.                      First Meeting.  The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

Section 4.                      Regular Meeting.  Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

Section 5.                      Special Meetings.  Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Vice Chairman of the Board or any two directors.  Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least two days before the meeting or by telephoning, e-mailing or delivering personally the same at least twenty-four hours before the meeting to each director.  Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

Section 6.                      Attendance by Communication Equipment.  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone, videoconference, web conference, or similar communications technology whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.

Section 7.                      Quorum; Vote. A majority of the directors then in office shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.  Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors at which a quorum is present shall be decided by the vote of a majority of the directors present at the meeting.

Section 8.                      Compensation.  A director or member of a committee may serve the Company in any other capacity and receive compensation therefor.  Each director or member of a committee, other than directors who are officers or employees of the Company, may receive for his services as director or member of a committee, compensation (whether in the form of attendance fees, fixed remuneration, or otherwise) in such amount as may be fixed from time to time by the Board of Directors, in addition to reimbursement of traveling or like expenses.

Section 9.                      Executive Sessions.  Members of the Board of Directors who are “Independent Directors” shall meet in executive session at least twice a year. No notice of executive sessions need be given.  As used in these By-Laws, an “Independent Director” shall mean a director of the Company who meets all applicable requirements for independence required by the Securities and Exchange Commission and the securities exchange on upon which the Company’s shares are traded.

ARTICLE III
COMMITTEES

Section 1.                      Executive Committee.  The Board of Directors may, by resolution passed by a majority of the directors then in office, designate from among its members an Executive Committee to consist of three or more members.  The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members.  Except as provided in Section 4 of this Article III, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and the Executive Committee may authorize the seal of the Company to be affixed to all papers which may require it.

Section 2.                      Audit Committee.  There shall be a standing committee of the Board of Directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of Independent Directors. The Audit Committee shall: (i) have complete oversight responsibility for the accounting and financial reporting processes of the Company and for its financial statement audits, (ii) be responsible for appointing, compensating and overseeing the external independent auditor for the Company, (iii) establish procedures for the receipt, retention and treatment of complaints about accounting, internal control, or auditing matters and for the confidential anonymous submissions by employees regarding questionable accounting or auditing issues, (iv) define and on an ongoing basis review with the external independent auditor the scope of audit examinations of the Company, (v) receive the reports of the external independent auditor and meet with the representatives of such auditing firm for the purpose of reviewing and considering questions relating to their examination and such reports, (vi) review the internal accounting and auditing procedures of the Company and the reports of the internal auditors, (vii) directly supervise the work of the internal auditors of the Company who shall report only to the Independent Directors on the Audit Committee and not to any member of the management of the Company, and (viii) perform such other duties as may be deemed necessary from time to time to fulfill its obligations under applicable law and the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading.

Section 3.                      Nominating, Governance and Ethics Committee. There shall be a standing committee of the Board of Directors to be known as the Nominating, Governance and Ethics Committee. The Nominating, Governance and Ethics Committee shall consist exclusively of Independent Directors. The Nominating, Governance and Ethics Committee shall nominate candidates for election as director and shall make recommendations to the Board of Directors with respect to qualifications of directors.

Section 4.                      Compensation Committee.  There shall be a standing committee of the Board of Directors to be known as the Compensation Committee. The Compensation Committee shall consist exclusively of Independent Directors. The Compensation Committee shall take action and make recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company.

Section 5.                      Other Committees.  The Board of Directors, acting by a majority of the directors then in office, may also appoint from among its own members or otherwise such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the Board, may be designated as committees of the Board; provided, however, that if an audit committee, nominating committee or compensation committee is formed, each such committee shall contain only Independent Directors (as such term is defined in Article V,  Section 1).

Section 6.                      Quorum and Discharge.  A majority of the members then serving on the committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure.  The Board of Directors may discharge any committee member either with or without cause at any time.

Section 7.                      Powers of Committees.  No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Certificate of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, (d) recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, (e) amending the By-Laws of the Company, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or (i) removing officers.  The Executive Committee, or another committee specifically formed for such purpose, shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the Company of any class or any series of any class.

Section 8.                      Committee Meetings.  Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine.  Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, Vice Chairman of the Board, Chairman of the committee or any two members of any such committee.  Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, e-mailing or delivering personally the same at least twenty-four hours before the meeting to each committee member.  Except as otherwise specified in the notice thereof or as required by law, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular or special meeting of a committee. The Secretary of the Company shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all Company records.

ARTICLE IV
OFFICERS

Section 1.                      Number and Designation.  The Board of Directors shall elect as executive officers a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and there may be one or more Vice Chairmen of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary.  The Chairman of the Board and the Vice Chairmen of the Board shall be elected from among the directors.  Any two offices, other than Chairman and Vice Chairman, and President and Vice President, may be held by one person, but in any case where the By-Laws or resolutions of the Board of Directors provide for the signature of the incumbents of two or more officers of the Company upon the certificates of stock, notes, checks or other instruments or documents issued by the Company, no one person shall sign in more than one capacity.  The executive officers shall be elected annually by the Board of Directors at its first meeting following the annual election of directors, but in the event of the failure of the Board so to elect any executive officer, such executive officer may be elected at any subsequent meeting of the Board of Directors.  The Board of Directors may at any meeting elect additional Vice Presidents.  Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise.  Any vacancy in an executive office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

Section 2(a).                      The Chairman of the Board.  The Chairman of the Board shall be an officer of the Company.   The Chairman of the Board: (i) may execute contracts and other instruments in the name of the Company, and appoint and discharge agents and employees;  (ii) shall preside at all meetings of the stockholders and of the Board of Directors; (iii) shall chair the Executive Committee; and  (iv) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 2(b).                      Chief Executive Officer.  The Chief Executive Officer shall have, subject to the Board of Directors, the Chairman of the Board and the Vice Chairman of the Board, general direction, supervision and management of the business and affairs of the Company.  The Chief Executive Officer: (i) may execute contracts and other instruments in the name of the Company, and appoint and discharge agents and employees; and  (ii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 2(c).                      Vice Chairman of the Board.  The Vice Chairman of the Board, if there is one, shall have such of the powers and duties as may be delegated by the Chairman of the Board.  The Vice Chairman of the Board, or if more than one, the Vice Chairmen of the Board: (i) to the extent empowered by the Board, shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board, or in the event of his inability to act; (ii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe; and (iii) may also execute contracts and other instruments in the name of the Company, and appoint and discharge agents and employees.

Section 2(d).                      President.  The President shall be the Chief Operations Officer of the Company, and, subject to the Board of Directors, the Chairman of the Board and the Vice Chairman of the Board shall direct the operations of the Company.  The President: (i) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe; (ii) may also execute contracts and other instruments in the name of the Company, and appoint and discharge agents and employees; and (iii) except as herein otherwise provided, shall perform all other duties incident to the office of President.

Section 2(e).                      Vice Presidents.  Whenever there is more than one Vice President, the Board of Directors shall decide upon the order of their seniority and may designate one or more to be executive Vice Presidents.  In the absence or inability to act of the President, or if the office of President be vacant, the Vice Presidents, in order of seniority, subject to the right of the Board of Directors from time to time to extend or confine such powers and duties, may exercise all the powers of the President.  Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

Section 3.                      Treasurer.  The Treasurer, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or assign them to others, shall have general supervision over the care and custody of the funds and securities of the Company and shall deposit the same or cause the same to be deposited in the name of the Company in such bank or banks, trust company or trust companies, and in such safe deposit company or companies or invested in securities of such money market fund or funds, as the Board of Directors or the executive committee may designate, shall have supervision over the accounts of all receipts and disbursements of the Company, shall, whenever required by the Board, render or cause to be rendered financial statements of the Company, shall have the powers and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 4.                      Secretary.  The Secretary, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or to assign them to others, shall act as Secretary of all meetings of the stockholders and of the Board of Directors at which he is present, shall have supervision over the giving and serving of notices of the Company, shall be the custodian of the corporate records and of the corporate seal of the Company, shall be empowered to affix the corporate seal to documents, execution of which, on behalf of the Company, under its seal, is duly authorized, and when so affixed may attest the same, shall exercise the powers and perform the duties usually incident to the office of Secretary, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors.  The Secretary shall, if the law so provides, be sworn to the faithful discharge of his duties.

Section 5.                      Other Officers.  The Assistant Secretaries, the Assistant Treasures and all other officers shall hold office during the pleasure of the Board of Directors and shall exercise such powers and perform such duties as may be assigned to each by the Board of Directors.

Section 6.                      Removal and Vacancy.  Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors.  Vacancies in any office whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

Section 7.                      Power to Vote Stock.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the Vice Chairman each shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock.  The Board of Directors from time to time, may confer like powers upon any other person or persons.

ARTICLE V
POLICY REGARDING CORPORATE OPPORTUNITY
AND AFFILIATE TRANSACTIONS

Section 1.                      Definitions.  For the purpose of this Article, the following terms have the meanings set forth below:

“Affiliate” means, with respect to a particular Person, (i) any Person that, directly or indirectly is in control of, is controlled by, or is under common control with, such particular Person, (ii) any Person who is a director, officer or general partner (A) of such particular Person, (B) of any Subsidiary of such particular Person, (C) of any Person described in clause (i) above, (iii) any trust or estate in which such particular Person, or the spouse of any relative of such Person, or any relative of such spouse, has a beneficial interest or as to which such particular Person, or the spouse of any relative of such Person, or any relative of such spouse, serves as trustee or in a similar fiduciary capacity, or (iv) the spouse of any relative of such particular Person, or any relative of such spouse.  For purposes of this definition, (i) “control” of a Person shall mean the power, direct or indirect, (A) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled by” have meanings correlative to the foregoing and (ii) a “relative” of a Person shall mean an ancestor, descendant or sibling of such Person.

“Independent Director” means a director of the Company who (i) is not an employee or Affiliate of the Company or any of its Subsidiaries (other than by reason of his status as a director of the Company or one or more of its Subsidiaries) and (ii) has no material business or professional relationship with the Company or any Subsidiary of the Company, or any of their Affiliates.  For purposes of this definition, a “material business or professional relationship” means any business or professional relationship with the Company or a Subsidiary of the Company of any of the types described in, and which exceeds any applicable disclosure threshold set forth in, Item 404(b) of Regulation S-K.

“Person” means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

Section 2.                      Corporate Opportunity.  In the event any corporate opportunity is presented to any director or officer of the Company or any Subsidiary or any Affiliates of such director or officer to acquire or to enter into any business transaction involving any type of business conducted by the Company or that would be significant to the Company, i.e., Flight Instrumentation Components and Systems and related products or systems, such director or officer shall submit such opportunity to the Board of Directors for their review and consideration by appropriate notice in writing promptly after presentation of the opportunity to such director or officer and such director or officer shall take no action with respect to such opportunity until the first to occur of (i) a decision by the Board of Directors not to pursue the opportunity so presented by such director or officer and approval of the Board of Directors of such director’s or officer’s participation in such opportunity or (ii) the expiration of thirty (30) days after receipt by the Board of Directors of the notice from such director or officer to the Board of Directors described such opportunity.

Section 3.                      Affiliate Transactions.  The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with an officer or director of the Company or of any Subsidiary or an Affiliate of any such officer or director (an “Affiliate Transaction”), unless such transaction shall have been unanimously approved by the Independent Directors and such resolution provides that such Affiliate Transaction complies with the requirements of this Article V.

Section 4.                      Investment Policy.  The Company shall establish an investment policy for the investing of available cash.  Cash held by the Company, to the extent not immediately necessary to fulfill the Company’s needs, shall be invested in certain high-quality short term securities, the choice of which shall be at the reasonable discretion of the treasurer or other chief financing officer of the Company.

Section 5.                      Amendment of this Article.  This Article may only be amended or repealed by approval of the holders of two-thirds of the outstanding shares of the Company’s common stock.

ARTICLE VI
CAPITAL STOCK

Section 1.                      Certificates for Stock.  Certificates or stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2.                      Transfer of Stock.  Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Company or its agents may require.

Section 3.                      Ownership of Stock.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VII
MISCELLANEOUS

Section 1.                      Corporate Seal.  The seal of the Company shall be circular in form and shall contain the name of the Company and the year and State of Incorporation.

Section 2.                      Fiscal Year.  The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Company.

ARTICLE VIII
AMENDMENT

The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Company subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

ARTICLE IX
INDEMNIFICATION

The Company may indemnify any director, officer, employee or agent of the Company to the full extent permitted by law.